Exhibit 10.23

CABLE & WIRELESS

Customer Solution Document

Rackspace Co-Location

Hosting Sales
Paul Barclay

CABLE & WIRELESS Hosting Solutions	Customer Solution Document
Rackspace	Co-Location

Table of Contents

(i) Document Information	2
(ii) Account Teams	2
(iii) Document History	2
1. Solution Summary	4
2. Topology	4
3. Standard Services	4
3.1 Cable & Wireless Hosting Services	4
4. Description of Work	4
4.1 Implementation information	4
4.1.1 Network	5
4.1.2 Server	5
4.1.3 Application	5
4.1.4 Security	5
4.2 Operational information	5
4.3 Resources	5
4.4 Customer Timescales	5
5 Assumptions and Deliverables	6
5.1 Assumptions	6
5.2 Cable & Wireless Deliverables	6
5.3 Non-Cable & Wireless Deliverables	6
6. Equipment Summary	6
6.1 Servers	6
6.2 Network	6
7. Commercial Summary	7
7.1 Agreed Commercials	7
7.1.2 Term of Contract	7
7.1.3. Rent Payments	7
7.1.4 Break Payment	7
7.1.5. Additional Space	7
7.1.6 Agreed Fixed Charges	7
7.2 Agreed Special Terms	7
7.2.1 Reserved Space	7
8. Acceptance and Sign Off	8

CSD 310306 Rackspace Co- Location v1	Commercial In Confidence

CABLE & WIRELESS Hosting Solutions	Customer Solution Document
Rackspace	Co-Location

1. Solution Summary

Rackspace is a hosting company focusing on the provision of managed services to mid-sized enterprises. They have existing operations in the UK and US. They are undergoing a period of rapid growth and as a result are becoming capacity constrained within their existing UK facilities.

Rackspace has requested that the co-location space should comprise a dedicated caged-off suite or room with contiguous space in the region of 10,000 to 15,000 square feet. Cable & Wireless have a suitable area available on the first floor at Park Royal where there is 12030 feet available. Space has been allocated in Unit 8 mezzanine at Park Royal

2. Topology

N/A (Colo)

3. Standard Services

3.1 Cable & Wireless Hosting Services

Services are detailed in the Hosting & Security Order Ref: HST-SEC-06-Rackspace

4. Description of Work

The following tasks are to be deliverable by the Hosting Implementation Team at Cable & Wireless:

Cable & Wireless will prepare and provide space, power, and cooling for the collocation of equipment as below.

The following tasks are out of scope:

•	Any action/product/service not detailed below

4.1 Implementation information

The following space has been allocated in Unit 8 mezzanine to accommodate Rackspace. Cable & Wireless will provide 11750sqft of facilities space charged to Rackspace to cover power/cooling requirements into one contiguous space. Caging and potentially restrictions to access routes for the other client to be installed into this area will be required.

Rackspace have specified the following electrical requirements:

•	2 x 16a Socket Outlets (active/passive) presented beneath each cabinet footprint

A cross connect is required from the caged area to an entry node.

CSD 310306 Rackspace Co- Location v1	Commercial In Confidence

CABLE & WIRELESS Hosting Solutions	Customer Solution Document
Rackspace	Co-Location

4.1.1 Network

All network devices will be installed, configured, and managed by Rackspace. Cable & Wireless is not managing the hosted network infrastructure.

Rackspace will require a number of data circuits presented to their cage. C&W, Colt, BT and MCI can provide the various circuits. Circuits presented to the Rackspace suite on copper or fibre will emanate from Unit 8 node or the BT intake room.

4.1.2 Server

Servers will be installed, configured, and managed by Rackspace. Cable & Wireless will not be providing Managed OS or hardware maintenance for this infrastructure.

4.1.3 Application

Not applicable

4.1.4 Security

C&W will provide physical security but no network security

4.2 Operational information

Not applicable

4.3 Resources

Cable & Wireless will provide the following resources to for the implementation of this solution as detailed in the Hosting & Security Order Ref: HST-SEC-06-Rackspace

•	Project Manager

•	Facilities Engineer

4.4 Customer Timescales

The implementation schedule will be within 30 working days of the contract signature

CSD 310306 Rackspace Co- Location v1	Commercial In Confidence

CABLE & WIRELESS Hosting Solutions	Customer Solution Document
Rackspace	Co-Location

5 Assumptions and Deliverables

The following information details the assumptions being made within this solution, and lists Cable & Wireless’s deliverables for this solution.

5.1 Assumptions

The following assumptions have been made in detailing the solution:

•	Excluding caging, electrical infrastructure and cross-connects, the customer will provide the equipment required to build the solution

•	Any and all software licenses will be provided by the customer

•	Resource and information will be made available in a timely manner when needed to further the implementation of the solution

5.2 Cable & Wireless Deliverables

The following tasks are considered to be in the scope of this solution and therefore deliverable by Cable & Wireless:

•	Preparation of the rack space (including power and custom rack configuration as above)

•

Implementation of Internet uplinks and optical services to iXEurope at Heathrow consisting of 2 GigE Managed diverse circuits, connecting IXEurope Heathrow to Park Royal and initially 1GigE burstable IP transit connection with a commit of 100MB.

•	Implementation of Cat 6 UTP RJ45 Cross Connect

•	The space is provided with power provision of 1180w sqm

5.3 Non-Cable & Wireless Deliverables

The following are considered to be out of scope, and as such will not be delivered by Cable & Wireless.

•	Installation or configuration of any hardware/software

•	Patching / interconnection of any systems or network devices – pending decision from client on provision of cabling services with their area

•	Migration of data from existing systems

6. Equipment Summary

6.1 Servers

Not applicable (co location environment)

6.2 Network

Not applicable (co location environment)

CSD 310306 Rackspace Co- Location v1	Commercial In Confidence

CABLE & WIRELESS Hosting Solutions	Customer Solution Document
Rackspace	Co-Location

7. Commercial Summary

Commercial should be read in conjunction with Hosting & Security Order Ref: HST-SEC-06-Rackspace

7.1 Agreed Commercials.

7.1.2 Term of Contract

5 year deal with 3 year break clause for 12,000* sq. ft. of contiguous raised floor in Park Royal.

7.1.3. Rent Payments

Rent payments per sq ft per year are as follows;

Year 1; 11,750 sq. ft @ £8.00 per month

Year 2; 12,000 sq. ft @ £10.00 per month

Year 3; 12,000 sq. ft @ £10.00 per month

Year 4; 12,000 sq. ft @ £11.00 per month

Year 5; 12,000 sq. ft @ £11.00 per month

7.1.4 Break Payment

Break penalty at end of Year 3 of one off payment £288,000 should Rackspace exit Park Royal.

7.1.5. Additional Space

Rental of Additional office space within Park Royal facility of 730 sqft @ £25.00 per sqft per annum. Move-in date within 30 days after contract signing date.

7.1.6 Agreed Fixed Charges

•	£7,000 per install, per link, per end for diverse circuits connections

•	£25,000 for build-out of inventory room and server build room on live floor

•	IP Transit: 1 Gig E at 100 meg commit for £21.50 for first 100 megs and £25.00 per meg above 100meg at 95th percentile. With £0 install cost for IP Transit

7.2 Agreed Special Terms

7.2.1 Reserved Space

C&W will reserve 250 sqft within the 12,000-sqft contiguous area of raised floor in 8m suite in Park Royal without charge for first full year of contract.

7.2.2 Cabling

C&W LAN Services will provide to Rackspace a competitive quotation for cabling of live floor area. Rackspace can reserve the right to benchmark C&W LAN Services quotation against other cabling companies. C&W will ensure that C&W LAN Services total will not be >10% of any other price obtained by Rackspace.

CSD 310306 Rackspace Co- Location v1	Commercial In Confidence

CABLE & WIRELESS Hosting Solutions	Customer Solution Document
Rackspace	Co-Location

8. Acceptance and Sign Off

If you wish to accept this CSD, please complete the following details, sign the appropriate signature block (below) and return to C&W.

Company (Legal name)
Registered address
Postcode:
Correspondence address
Postcode:
Main contact	Name:	Phone:
	Email:	Fax:

Technical contact	Name:	Phone:
	Email:	Fax:

Billing address	N/a
Postcode:
Billing contact	Name:	Phone:
	Email:	Fax:

By signing this Customer Solution Document (CSD) below the Customer acknowledges it has received, and agrees to be bound by it.

CSD 310306 Rackspace Co- Location v1	Commercial In Confidence

AMENDMENT AGREEMENT

This Amendment Agreement is an amendment to the agreement for a managed hosting solution and is made between:

CABLE & WIRELESS UK, whose registered address is Lakeside House, Cain Road, Bracknell, Berkshire, RG12 1XL (registered number 1541957) (“C&W”); and

RACKSPACE MANAGED HOSTING LIMITED whose registered address is 2 Longwalk Road, Stockley, Uxbridge, UB111BA (“Rackspace”),

together the “Parties”.

WHEREAS:

(A)	The Parties entered into an agreement for the provision of a Co-Location hosting solution, dated 7 April 2006, which included a service description for C&W’s Co- Location hosting solution (together the “Agreement”) (a copy of both is attached at schedule 1).

(B)	The Parties now wish to amend the Agreement on the terms set out below.

IT IS AGREED as follows:

The Agreement will be varied in the following manner:

1.	Part A – Definitions and Interpretation

A new definition shall be added and shall read as follows:

“Interim Customer Site” is the area allocated by C&W for the provision of the Services at C&W’s site in Park Royal from 1 October 2007 for a period of 12 months;”

2.	Part D – Charges and Payment

A new clause 10 shall be added and shall read as follows:

“10 The Parties acknowledge the Initial Period of 5 years, unless otherwise set out on an Order Form. The Parties also acknowledge that certain payments have been waived by C&W. However, Rackspace agree that in the event that they terminate the Agreement for any reason prior to 6th April 2009, then such payments shall be invoiced by C&W and become due and payable by Rackspace.”

3.	Part H – Maintenance and Modification

3.1	A new clause 4 shall be added and shall read as follows:

“4 On 6 months written notice by C&W to Rackspace, such period expiring no earlier than 31 March 2009 and again no earlier than 31 July 2009, Rackspace shall migrate its use of the Services to another supplier or its own data centre (as the case may be), in contiguous sq feet blocks of no less than 1500 sq feet and no more than 2000 sq feet blocks at a time for both of the above agreed dates. Any such notices to be at least 3 months apart of the dates set out in this clause 4.”

3.2	A new clause 5 shall be added and shall read as follows:

“5 In accordance with clause H4 above, upon such notices from Cable&Wireless, Rackspace will migrate all equipment from the Customer

Site by no later than 31 December 2009. In the event that Rackspace has not vacated such blocks in accordance to H4 above and H5 then Rackspace shall be liable to pay to C&W £100.00 per sq foot, per month (pro rated), that they have not migrated equipment away.”

3.3	A new clause 6 shall be added and shall read as follows:

“6 As Rackspace migrate its use of the Services away from the Customer Site in accordance with clause H4 above, C&W will erect a cage at C&W cost, or other such division as is appropriate at the time, around such blocks of space, at the time Rackspace migrate all its equipment away from such block of space.”

4.	A new appendix to the Agreement shall be added to the Agreement to set out the terms of Rackspace requiring additional hosting space for a 12 month period and shall read as is set out in Schedule 2 to this Amendment.

5.	The Parties acknowledge that there is a current outstanding dispute between the Parties in relation to charges for electricity charged by C&W to Rackspace for the use of the Services at the Customer Site. The Parties agree to enter into good faith negotiations to resolve this dispute and to agree a new electricity rate to be charged under clause D2 of the Agreement.

6.	All terms of the Agreement shall remain in full force and effect save for as amended above.

7.	All terms referred to in this Amendment Agreement shall have the same meaning as that set out in the Agreement, save for as otherwise set out herein.

8.	A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

9.	No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties.

10.	This Agreement shall be governed by and construed in accordance with the law of England and Wales and each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this Agreement.

Schedule 1

The Agreement

Schedule 2

“Appendix

Interim Customer Site

1.	The Interim Customer Site shall be provided by C&W to Rackspace from 1 October 2007 to 30 September 2008 (“Interim Site Period”).

2.	The Interim Customer Site shall be an area of no more than 3200 sq feet and no less than 2900 sq feet.

3.	On expiry of the Interim Site Period, the Interim Customer Site shall be returned to C&W.

4.	Any power circuits taken by Rackspace pursuant to an Order in accordance with clause B1, and irrespective of the Initial Period determined on such Order, shall terminate on expiry of the Interim Site Period.

5.	On expiry of the Interim Site Period, Rackspace shall have an additional period of no more than 3 months to migrate its use of the Services (pro rated) to either an alternative supplier and/or to their own data centre, as the case may be. Rackspace will advise Cable&Wireless no later than 1st August 2008, specifying how long they require to migrate their services “Migration Period”.

6.	In the event that Rackspace has not migrated all of its equipment held at the Interim Customer Site by the expiry Migration Period, Rackspace shall be liable to pay to C&W £100.00 per sq foot, per month (pro rated), that they have not migrated equipment out of.

7.	Rackspace shall be responsible for erecting and maintaining a secure wall surrounding the Interim Customer Site in accordance with all instructions provided by C&W to Rackspace from to time. The cost of erecting and maintaining such security wall shall be that solely of Rackspace.

8.	The Charges for the Interim Customer Site are £25.00 per sq foot, per month and shall be paid in accordance with the Agreement.

9.	Effective from 1 July 2007, for the purposes of this Appendix, paragraph 2 of clause D2 of the Agreement shall be deleted and replaced with the following:

“The charge for power used by the Customer shall be £0.13 per kwh per month. C&W shall provide 30 days notice of any change to this pence per kwh charge.”

10.	All terms of the Agreement shall apply equally to the Interim Customer Site, save as set out in this Appendix.”

11.	Cable&Wireless will have no liability whatsoever with regards to the moving of Rackspaces equipment.